EXHIBIT (q)(10)

POWER OF ATTORNEY

The undersigned officer of:

Eaton Vance Growth Trust
Eaton Vance Mutual Funds Trust
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Special Investment Trust
Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Variable Trust

each a Massachusetts business trust (the “Trusts”), (does hereby severally constitute and appoint Barbara E. Campbell, Thomas E. Faust Jr., Maureen A. Gemma and John E. Pelletier, or any of them, to be true, sufficient and lawful attorneys, or attorney for me, to sign in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts, in respect of shares of beneficial interest and other documents and papers relating thereto:

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Thomas E. Faust Jr.	President	November 12, 2007
Thomas E. Faust Jr.